ASSIGNMENT OF LEASES AND RENTS





     THIS ASSIGNMENT OF LEASES AND RENTS is made this 27th day of February, 1996, by HENDERSON'S WHARF MARINA, L.P. , a Delaware limited partnership located at c/o Claremont Management Corporation, Batterymarch Park II, Quincy, Massachusetts 2169
(the "Borrower"), to HWFP, INC., a Maryland corporation, whose address is c/o J.E. Robert Companies, 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia  22102 (the "Lender");


     Borrower is indebted to Lender in the amount of Two Hundred Twenty-five Thousand Dollars ($225,000) (the "Loan"), evidenced by a Note made by Borrower dated as of the date hereof (together with all renewals, extensions, modifications, and substitutions thereof or therefor, the "Obligation"), and secured by, among other things, a deed of trust from Borrower to trustees for the benefit of Lender dated as of the date hereof (the "Deed of Trust"), which Deed of Trust is to be a first lien upon the property commonly known as Henderson's Wharf Marina, which property is more fully described in Exhibit "A" hereto (the "Premises").



     As a condition of the granting of the Loan, Borrower has agreed to assign to Lender all of the rents, issues and profits, including, without limitation, amounts received from the periodic rental of boat slips (herein collectively referred to as "Rents") of and from the Premises, as additional security for the payment of the Loan.



     Therefore, in consideration of the granting of the Loan by Lender to Borrower, Borrower does hereby sell, pledge, assign, transfer and set over unto Lender any and all leases, occupancy agreements, subleases, franchises, contracts, licenses, agreements and other understandings, heretofore or hereafter made, regardless of whether written or oral, and any extensions or renewals thereof, of or relating to the Premises or any part thereof (the "Assigned Leases"), and all of the Rents and other proceeds of and from the Premises, including, but not limited to, any insurance proceeds heretofore or hereafter paid by reason of any use or occupancy loss, business interruption or interruption of rental payments under the Assigned Leases or any part thereof (herein referred to as the "Rental Insurance Proceeds").



     This constitutes a present assignment of the Assigned Leases, Rents and other proceeds described above. Nevertheless, so long as no Event of Default (as defined in the Deed of Trust) has occurred under the terms of the Deed of Trust, or under any other instruments or documents now or hereafter executed or delivered in connection with the Loan (collectively, the "Loan Documents"), Borrower shall have a license to collect, receive and apply for its own account all Rents accruing by virtue of the Assigned Leases or from or out of the Premises or any part thereof, and deliver proper receipts and acquittances therefor.



     Immediately upon the occurrence of an Event of Default under the Deed of Trust or any of the other Loan Documents the license hereinbefore referred to shall terminate and this Assignment shall remain operative and in full force and effect upon the occurrence and during the continuance of any such default, upon the following terms and conditions:



     1. In furtherance of the foregoing Assignment, Borrower hereby authorizes Lender by its employees or agents, at its option, after the occurrence of an Event of Default as aforesaid, to enter upon the Premises and to demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, make, execute and deliver proper receipts and releases for and in the name of Borrower or in its own name as Assignee, (a) Rents accrued but unpaid and in arrears at the date of such default, as well as Rents thereafter accruing and becoming payable; and to this end, Borrower further agrees that it will facilitate in all reasonable ways Lender's collection of Rents and will, upon request by Lender, execute a written notice to the tenants of Borrower (including, without limitation, commercial tenants and persons renting boat slips) directing the tenant- shareholders and such other tenants to pay Rents to Lender, and; (b) all Rental Insurance Proceeds paid or thereafter to be paid by reason of any use or occupancy loss, business interruption or interruption of rental payments under the Assigned Leases or any part thereof, or any leases, subleases, franchises, contracts, licenses, agreements or other understandings thereafter entered into affecting the Premises or any part thereof.



     2. Borrower also hereby authorizes Lender upon such entry, at its option, to take over and assume the management, operation and maintenance of the Premises, including without limitation, the right to: (i) cause the Premises to be operated, maintained and repaired, and in connection therewith to hire and pay security personnel, contractors and other maintenance and operating personnel, and enter into contracts and agreements with contractors, materialmen and suppliers; (ii) purchase public liability, fire and extended coverage insurance, and any other types of insurance coverage; (iii) hire and engage a managing agent, and engineers, architects, accountants and attorneys; (iv) institute and prosecute suits for the collection of Rents; (v) lease any part of the Premises; and (vi) pay all taxes, insurance premiums, wages, salaries, commissions, fees, expenses and charges of every kind and amount arising out of or in connection with the foregoing (collectively the "Expenses");
all to the same extent as Borrower might do, Borrower hereby releasing all claims against Lender arising out of such management, operation and maintenance, except claims resulting from Lender's gross negligence or willful misconduct.



     3. Lender shall, after payment of all Expenses and after the accumulation of a reserve to meet taxes, assessments, water and sewer rents, and fire and liability insurance premiums in requisite amounts, credit the net amount of income received by it from the Premises by virtue of this Assignment to any amounts due and owing to it by Borrower under the terms of the Deed of Trust, the Obligation secured thereby and the other Loan Documents, but the manner of this application of such net income and what items shall be credited shall be determined in the sole discretion of Lender. Lender shall not be accountable for more money than it actually receives from the Premises.



     4. Irrespective of the existence or occurrence of a default under the Deed of Trust or any of the other Loan Documents, Borrower hereby covenants and warrants to Lender that it has not executed for the benefit of any person or corporation (other than Lender) any other assignment or pledge of Rents of the Premises, nor any assignment or pledge of its interest in any lease pertaining to the Premises. Borrower also hereby covenants and agrees not to make any further assignment or pledge of Rents of the Premises or its interest in any lease therein (except as may otherwise be agreed to by Lender in writing), not to collect Rents of the Premises more than one (1) month in advance (except with respect to the rental of boat slips, which rent may not be collected more than one (1) year in advance), and not to effect any modification of any leases nor do any other act which would destroy or impair the benefits of Lender under this Assignment.



     5. Any demand by Lender of any tenants of Borrower for Rents pursuant to this Assignment shall be sufficient authorization for said tenants to pay to Lender Rents owing by them pursuant to their leases, and it shall not be necessary for Lender to obtain from Borrower any further authorization or direction to tenants to pay Rents to Lender, nor shall it be required of Lender to establish to the satisfaction of the tenants that the prerequisite default exists.



     6. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Premises after default or from any other act or omission of Lender in managing the Premises after default, except for losses resulting from Lender's gross negligence or willful misconduct. Nor shall Lender be obligated to perform or discharge, nor does Lender hereby undertake to perform or discharge, any obligation, duty or liability under any Assigned Leases or under or by reason of this Assignment, and Borrower shall and does hereby agree to indemnify Lender for and to hold Lender harmless from and against any and all loss, cost, damage, expense, claim or liability which may or might be incurred under any Assigned Lease or under or by reason of this Assignment, and from and against any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms covenants or agreements contained in any Assigned Lease.



Should the Lender incur any such liability under any Assigned Lease, or under or by reason of this Assignment, or in defense of any such claim or demand, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby and Borrower shall reimburse Lender therefor immediately upon demand. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of the Premises upon Lender, nor for the carrying out of any of the terms and conditions in any Assigned Lease, nor shall it operate to make Lender responsible or liable for any waste committed on the Premises by the shareholders, tenants, occupants or any other person, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises, resulting in loss or injury or death to any shareholder, tenant, occupant, licensee, employee or stranger.



     7. It is not the intention of the parties hereto that any entry by Lender upon the Premises under the terms of this Assignment shall render Lender a "mortgagee in possession" in contemplation of law, except at the option of Lender.



     8. Nothing herein shall be construed as a limitation upon or variance of the terms, conditions, covenants and agreements as contained in the Deed of Trust, the Obligation or the other Loan Documents, and, in particular, the rights of Lender in case of default as therein set forth shall not be, in any manner, waived by this Assignment or the collection of Rents hereunder.



     9. This Assignment shall remain in full force and effect as long as any sums due under the Obligation, the Deed of Trust or any other Loan Document shall remain unpaid in whole or in part.



     10. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.



     11. The provisions of this Assignment shall be binding upon Borrower and its legal representatives, successors and assigns, and shall inure to the benefit of Lender and any subsequent holder of the Obligation. This Assignment shall be governed by the laws of the state in which the Premises are located without giving effect to the principles of conflicts of laws. This Assignment may not be modified or amended, except by a written instrument signed by the person against whom such modification or amendment is sought to be enforced.





     IN WITNESS WHEREOF, Borrower has hereunto executed this Assignment.





WITNESS OR ATTEST:            HENDERSON'S WHARF MARINA, L.P.

                         a Delaware limited partnership

[CORPORATE SEAL]

                         By:  Henderson's Wharf Development Corporation,

                              a Delaware corporation, its sole general partner



                              By:
                              Terrence P. Sullivan,
                              President





County of _______________  )

                                               ) SS:

State of Maryland                    )





     Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date TERRENCE P.SULLIVAN, personally well known (or satisfactorily proven) to me to be the president of Henderson's Wharf Development Corporation, which is the sole general partner of HENDERSON'S WHARF MARINA, L.P., a Delaware limited partnership, who, being by me first duly sworn, did acknowledge that he, being authorized so to do, executed the foregoing and annexed Instrument dated _________________, in the name and on behalf of said corporation, which is the general partner of HENDERSON'S WHARF MARINA, L.P., as its free act and deed for the uses and purposes therein contained.



     WITNESS my hand and official seal this    day of
_______________, 199_ .







                                          Notary Public



[Notarial Seal]

                               My Commission Expires







     THIS IS TO CERTIFY that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.





                                   _________________

                                   Leslie A Kaplan, Esq.



EXHIBIT A